Exhibit 99.2

The Warnaco Group, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION

As described in the Explanatory Note to Amendment No. 3 on Form 8-K/A, the following unaudited pro forma condensed combined financial statements have been amended to reflect the restatement of the Company's financial statements for the fiscal year ended December 31, 2005. The unaudited pro forma condensed combined statement of operations for the Fiscal Year Ended December 31, 2005 combines the historical consolidated statement of operations of The Warnaco Group, Inc. (the ‘‘Company’’) and Fingen — CK Jeanswear Distribution Business (the ‘‘CKJEA Business’’) giving effect to the acquisition (the ‘‘Acquisition’’) by the Company of 100% of the shares of the companies that operate the CKJEA Business as if it had occurred on January 2, 2005. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 combines the historical consolidated balance sheet of the Company with the historical combined balance sheet of the CKJEA Business as if the transaction had been consummated on December 31, 2005. The unaudited pro forma condensed combined financial information should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial information;

•	historical financial statements of the Company as of and for the fiscal year ended December 31, 2005 included in its Annual Report on Form 10-K/A filed on September 6, 2006; and

•	historical special purpose carve-out combined financial statements of the Fingen — Calvin Klein Jeanswear Distribution Business prepared in accordance with accounting principles generally accepted in Italy (‘‘Italian GAAP’’) as of and for the nine months ended September 30, 2005 previously filed as an exhibit to the Form 8-K.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the consolidated results of operations or financial position that the Company would have reported had the transaction been completed on the dates presented. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined companies that will be reported in the future.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting with the Company treated as the acquirer. The pro forma financial information included herein reflects adjustments to record the Acquisition and allocate the purchase price to the fair values of the assets acquired and liabilities assumed using management’s preliminary estimates of their respective fair values as of the date of Acquisition based upon information available and certain assumptions that management believes are reasonable. Definitive allocations will be finalized based upon certain valuations and other studies that will be performed by the Company with the assistance of outside valuation specialists. Accordingly, the purchase price allocation included herein is preliminary and is subject to revision based upon a final determination of the fair values of the assets acquired and liabilities assumed. In addition, the purchase price is subject to certain post-closing adjustments primarily related to the amount of working capital acquired. Changes to the preliminary purchase price allocation may result in additional expense recorded in the Company’s results of operations in the future.

The unaudited pro forma condensed combined statement of operations includes certain purchase accounting adjustments, including items expected to have a continuing effect on the Company’s combined results. The adjustments include depreciation and amortization expense related to fair values of the acquired fixed and intangible assets and interest expense on debt used to fund the Acquisition. The unaudited pro forma condensed combined statement of operations does not reflect the effects of any revenue increases, product procurement savings, cost savings or other operating efficiencies that may result from the Acquisition. The Company is currently finalizing detailed integration plans in an effort to realize synergies and cost savings in several areas, including the sourcing of its products, decreased operating expenses through economies of scale and improved asset utilization, coordinated purchasing programs and other integration strategies.

The unaudited pro forma condensed combined statement of operations does not reflect certain one time non-recurring charges that will be recorded as a result of the Acquisition. These charges include:

•	a $2.0 million non-cash charge associated with the step-up in the carrying cost of inventory to its fair value (to be amortized over a period of approximately three months)

•	a $1.9 million non-cash charge representing the fair value of the sales order backlog of the CKJEA Business acquired (to be amortized over a period of approximately four months) and

•	a $2.5 million exchange rate loss realized by the Company on a forward contract to purchase euros in connection with the consummation of the Acquisition.

The balance sheet and statement of operations data for the CKJEA Business as of and for the year ended December 31, 2005 have been prepared from the unaudited management accounts of the CKJEA Business and reflect adjustments for accounting principles generally accepted in the United States (‘‘U.S. GAAP’’) and the application of the Company's significant accounting policies. Adjustments recorded to conform to U.S. GAAP include the elimination of certain deferred start-up and research and developments costs from the balance sheet (and the elimination of the related amortization expense from the statement of operations) and the elimination of a non-recurring gain realized upon the sale of certain retail stores in January 2005 from the statement of operations. These adjustments resulted in a decrease to intangible assets of the CKJEA Business of approximately $0.4 million, a decrease in selling, general and administrative expenses of approximately $0.2 million and a decrease in other income of approximately $3.5 million. These adjustments resulted in a decrease in income before income taxes of the CKJEA Business of approximately $3.3 million. In addition, the CKJEA Business classified certain revenues and expenses and assets and liabilities differently from the Company; as a result, the unaudited historical management accounts of the CKJEA Business used in the preparation of the unaudited pro forma condensed combined financial statements reflect certain reclassifications, primarily related to the classification of royalty income, selling expenses, leasehold improvements for leased property and certain liabilities related to customer accounts, to give effect to the Company’s accounting policies under U.S. GAAP. Further review of the significant accounting polices used in the preparation of the management accounts of the CKJEA Business may result in additional reclassifications of assets, liabilities, revenues and expenses and additional revenues or expenses being recorded in the results of operations of the CKJEA Business in order to give effect to the significant accounting policies of the Company under U.S. GAAP.

The Warnaco Group, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal Year Ended December 31, 2005
(Dollars in thousands, excluding per share amounts)

	Warnaco	Acquired Entities (a)	Pro Forma Adjustments			Combined
	(As Restated)		(As Restated)			(As Restated)
Net revenues	$1,501,087	$287,338	$(5,500)	(b	)	$1,782,925
Cost of goods sold	995,243	121,350	(5,500)	(b	)	1,111,093
Gross profit	505,844	165,988	—			671,832
Selling, general and administrative expenses	407,986	136,103	4,323	(c	)	548,412
Operating income	97,858	29,885	(4,323)			123,420
Other (income) loss	1,019	(755)				264
Interest expense, net	18,080	4,018	10,893	(d	)	32,991
Income from continuing operations before provision for income taxes	78,759	26,622	(15,216)			90,165
Provision for income taxes	29,082	10,329	(5,134)	(e	)	34,277
Income from continuing operations	$49,677	$16,293	$(10,082)			$55,888
Basic pro forma income per common share	$1.08					$1.22
Diluted pro forma income per common share	$1.06					$1.19
Weighted average number of shares outstanding used in computing income per common share:
Basic	45,872,308					45,872,308
Diluted	46,804,053					46,804,053

See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

The Warnaco Group, Inc.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
(Dollars in thousands)

(a)	Reflects the historical operating results of the CKJEA Business for the year ended December 31, 2005 based upon the CKJEA Business unaudited management accounts presented in conformity with U.S. GAAP and after giving effect to the Company’s significant accounting policies. Adjustments recorded to conform to U.S. GAAP include the elimination of amortization expense for certain deferred start-up and research and development costs (aggregating approximately $200) and the elimination of non-recurring income of $3,478 realized upon the sale of certain retail stores in January 2005 from the statement of operations. In addition, the CKJEA Business classified certain revenues and expenses and assets and liabilities differently from the Company; as a result, the unaudited historical management accounts of the CKJEA Business used in the preparation of the unaudited pro forma condensed combined financial statements reflect certain reclassifications, primarily related to the classification of royalty income, selling expenses, leasehold improvements for leased property and certain liabilities related to customer accounts, to give effect to the Company’s accounting policies under U.S. GAAP. Further review of the significant accounting polices used in the preparation of the management accounts of the CKJEA Business may result in additional reclassifications of assets, liabilities, revenues and expenses and additional income or expenses being recorded in the results of operations of the CKJEA business in order to give effect to the significant accounting policies of the Company under U.S. GAAP.

(b)	Reflects the elimination of sales of Calvin Klein underwear products by the Company’s Hong Kong branch to the CKJEA Business of $5,500 for fiscal 2005.

(c)	Reflects the elimination of historical depreciation and amortization expense incurred by the CKJEA Business of $5,177 and reflects depreciation and amortization expense of $9,500, based on the preliminary allocation of the purchase price to the fair value of the assets acquired, resulting in a net pro forma adjustment to selling, general and administrative expenses of $4,323. Acquired fixed assets consist primarily of leasehold improvements, furniture, fixtures, office equipment, computer equipment, software and distribution equipment with useful lives ranging from 2-10 years. Acquired finite lived intangible assets consist primarily of license agreements, customer and distributor relationships, favorable leases and other intangible assets with useful lives ranging from 2 to 41 years.

The pro forma adjustment to depreciation and amortization expense reflects the Company’s preliminary allocation of purchase price to the fair value of the tangible and intangible assets acquired. If the final allocation of the purchase price were to result in an increase in intangible assets of 10% (approximately $20,000), the Company estimates that amortization expense would increase approximately $667 per year (based upon the weighted average estimated useful life (approximately 30 years) of such assets). The Company estimates that if the final purchase price allocation were to result in an increase in the fair value of the fixed assets acquired of 10% (approximately $1,250), depreciation expense would increase approximately $333 per year (based upon the estimated weighted average useful life of such assets, approximately four years).

(d)	Reflects the pro forma adjustment to interest expense as a result of the Acquisition as summarized below:

Interest on Term B Loan (1)	$11,361
Amortization of deferred financing fees (2)	381
Interest on Fingen debt repaid (3)	(2,788)
Interest income reduction (4)	1,939
Pro forma interest adjustment	$10,893

(1)	Represents pro forma interest expense for fiscal 2005 related to the Company’s $180,000 Senior Secured Term Loan (the ‘‘Term B Loan’’) entered into to provide a portion of the funds required to consummate the Acquisition. The Term B Loan bears interest at London Inter Bank Offered Rates (‘‘LIBOR’’) plus 1.5% (representing an interest rate of approximately 6.312% using LIBOR rates in effect on January 31, 2006). If interest rates were to increase by 0.125% to 6.437%, interest expense on the Term B Loan would increase by $225 to $11,586 on a pro forma basis for fiscal 2005.

(2)	Represents amortization of deferred financing fees attributable to the Term B Loan in the amount of $381 for fiscal 2005, determined using the interest method and amortized over the maturity of the Term B Loan of seven years.

(3)	Represents the elimination of interest expense of approximately $2,788 incurred by the CKJEA Business in fiscal 2005 related to debt owed by the CKJEA Business to Fingen Apparel NV and its affiliates (‘‘Fingen’’). Such debt was repaid by the Company on the acquisition date.

(4)	Represents the reduction in interest income of $1,939 on cash used to consummate the Acquisition of $83,750 at an average invested rate of 2.315% for fiscal 2005.

(e)	Reflects adjustments of $5,134 to record the income tax provision at the Company’s combined estimated effective income tax rate of 38% for fiscal 2005.

The Warnaco Group, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2005
(Dollars in thousands)

	Warnaco	Acquired Entities (a)	Pro Forma Adjustments		Combined
ASSETS	(As Restated)				(As Restated)
Current assets:
Cash and cash equivalents	$ 164,201	$ 13,300	$(83,750)	(b)	$ 93,751
Accounts receivable, net	210,204	63,716	—		273,920
Inventories	325,988	51,330	1,997	(c)	379,315
Prepaid expenses and other current assets	44,909	8,166	6,843	(c)	59,918
Deferred income taxes	2,666	11,672	(7,987)	(c)	6,351
Total current assets	747,968	148,184	(82,897)		813,255
Property, plant and equipment, net	116,995	6,929	5,621	(c)	129,545
Intangible assets and goodwill	332,216	14,687	222,390	(c)	569,293
Other assets	19,136	2,966	2,500	(c)	24,602
Deferred income taxes	3,736	591	91	(c)	4,418
Total assets	$1,220,051	$173,357	$147,705		$1,541,113
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$—	$ 34,151	$—		$ 34,151
Accounts payable and accrued liabilities	229,647	71,050	—		300,697
Accrued and deferred income taxes payable	23,557	10,429	4,736	(c)	38,722
Total current liabilities	253,204	115,630	4,736		373,570
Long-term debt	210,000	40,152	139,848	(b)	390,000
Other long-term liabilities	127,360	—	20,696	(c)	148,056
Stockholders' equity	629,487	17,575	(17,575)	(c)	629,487
Total liabilities and stockholders' equity	$1,220,051	$173,357	$147,705		$1,541,113

See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The Warnaco Group, Inc.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a)	Represents the historical financial position of the CKJEA Business as of December 31, 2005 using the unaudited management accounts of the CKJEA Business, presented in conformity with U.S. GAAP. Adjustments to conform the CKJEA Business significant accounting policies to U.S. GAAP and to the Company’s significant accounting policies include the write-off of deferred start-up and research and development costs (approximately $358). In addition, certain reclassifications have been made in the CKJEA management accounts to conform to the Company’s presentation. Further review of the significant accounting polices of the CKJEA business may result in additional revisions to the accounting policies of the CKJEA Business and may result in additional reclassifications of assets, liabilities, revenues and expenses. Revisions to CKJEA Business significant accounting policies may result in additional expense recorded in the Company’s operating results in the future.

(b)	The total consideration paid by the Company for the Acquisition was approximately $290,400 consisting of cash and assumed debt. In addition, the Company incurred certain legal, accounting, deferred financing and other fees and expenses related to the Acquisition amounting to approximately $7,500. The pro forma adjustment to cash is summarized as follows:

Sources of cash:
Proceeds of Term B Loan (1)	$180,000
Uses of cash:
Cash paid to sellers	(216,098)
Repayment of Fingen debt (1)	(40,152)
Fees and expenses (2)	(7,500)
Pro forma adjustment to cash	$(83,750)

(1)	Results in a net increase in long-term debt of $139,848.

(2)	Consists of $2,500 of deferred financing fees and $5,000 in transaction fees and expenses.

(c)	The Company has not completed its assessment of the Acquisition, including the allocation of fair value to the tangible assets and intangible assets acquired or the liabilities assumed. In addition, the purchase price is subject to certain post-closing adjustments, primarily related to the amount of working capital acquired. The Company is also finalizing detailed integration plans for the CKJEA Business. Accordingly, the Company’s allocation of the total consideration paid for the CKJEA Business to the tangible and intangible assets acquired and liabilities assumed is preliminary and is based upon management’s estimates and the information available. Upon completion of its fair value assessment, the Company anticipates that the ultimate purchase price allocation will differ from its preliminary assessment. The preliminary allocation of the consideration is summarized as follows:

Cash consideration to sellers	$216,098
Estimated transaction costs	5,000
$221,098
Allocated:
CKJEA historical net book value	$17,575
Fair value adjustments:
Inventory	1,997
Prepaid expenses and other current assets	6,843
Deferred income taxes	(7,987)
Property, plant and equipment	5,621
Intangible assets and goodwill (1)	222,390
Deferred income taxes	91
Accrued and deferred income taxes payable	(4,736)
Deferred income taxes	(20,696)
Total consideration allocated	$221,098

(1)	For purposes of the allocation above, the Company has allocated $237,077 to the estimated fair value of acquired intangible assets including goodwill. The acquired finite-lived intangible assets consist of (i) customer and distributor relationships, favorable leases, license agreements and other intangible assets with an estimated remaining life ranging from 2-41 years and (ii) sales order backlog with an estimated life of four months.